UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 19, 2004

                               SEQUIAM CORPORATION

             (Exact name of registrant as specified in its charter)


          CALIFORNIA                   333-45678                33-0875030
(State of other jurisdiction      (Commission File No.)       (IRS Employer
      of incorporation)                                   Identification Number)



                       300 SUNPORT LANE, ORLANDO, FL 32809
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (407) 541-0773

         (Former name, former address and former fiscal year, if changed since last report):


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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 19, 2004, Sequiam Corporation terminated Gallogly, Fernandez & Riley, LLP ("GFR") as its independent auditor. Our Board of Directors approved the termination of GFR. GFR audited our financial statements for the fiscal year ended December 31, 2002 and 2001.

GFR's report on our financial statements for the fiscal year ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. During the recent fiscal year ended December 31, 2003, (i) there were no disagreements between us and GFR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of GFR, would have caused GFR to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (SEC). The decision to replace GFR was not the result of any disagreement between GFR and us on any matter of accounting principle or practice, financial statement disclosure or audit procedure.

Concurrently, on January 19, 2004, our Board of Directors approved the appointment of Tedder, James, Worden & Associates, P.A. ("TJW") as our new independent accountant and auditor. TJW will audit our financial statements to be included in the Form 10-KSB for the fiscal year ending December 31, 2003 and we intend to have TJW continue to serve as our independent accounting and audit firm thereafter. We did not consult with TJW on any matters related to accounting principles or practice, financial statement disclosures or audit procedures prior to selecting and appointing TJW as our auditor.

We furnished GFR with a copy of this Report on Form 8-K prior to filing with the SEC and requested that GFR furnish us with a letter addressed to the SEC stating whether it agrees with the statements in this Report. A copy of GFR's letter to the SEC is filed with this Report as Exhibit 16.1.

ITEM 7. EXHIBITS

16.1 Letter from Gallogly, Fernandez & Riley, LLP


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 21, 2004                 SEQUIAM CORPORATION


                                        By ___________________________________
                                           Mark Mroczkowski, Chief Financial
                                           Officer (Principal accounting and
                                           financial officer) and Authorized
                                           Signatory




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